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                                                                 Exhibit (a)(8)


                      IN THE UNITED STATES DISTRICT COURT

                    FOR THE NORTHERN DISTRICT OF CALIFORNIA

METRIC PARTNERS GROWTH,                              NO. C 03-02523 CRB

         Plaintiff,                                  TEMPORARY RESTRAINING ORDER

 V.

KENNETH E. NELSON,
        Defendant.
                                  /
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      For the reasons stated at oral argument on plaintiffs motion for a temporary restraining order on June 20, 2003, defendant Kenneth E. Nelson, is hereby enjoined from taking any further action in support of his tender offer and consent solicitations, except that defendant may attempt to convene a vote of the limited partners in accordance with the partnership agreement. Plaintiff shall file a bond in the amount of $25,000.00 within three business days of the date of this order.

      IT IS SO ORDERED.

Dated: June 27, 2003

                                                    /s/ Charles R. Breyer
                                                    ----------------------------
                                                    CHARLES R. BREYER
                                                    UNITED STATES DISTRICT JUDGE